UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

GLOBAL INDEMNITY GROUP, LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34809	85-2619578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 S. French Street
Suite 105
Wilmington, Delaware	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (302) 691-6276

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, no par value	GBLI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On June 4, 2025, the Board of Directors (the “Board”) of Global Indemnity Group, LLC (the “Company”) was expanded from six to seven members and, pursuant to that certain Third Amended and Restated Limited Liability Company Agreement, dated January 16, 2025, of the Company (such amended and restated agreement, the “Third LLCA”), Jason C. Murgio was appointed by the Class B Majority Shareholder (as defined below) to the Board to serve as a Designated Director (as defined below).

Mr. Murgio serves as a Principal and the Chief Executive Officer of Merger & Acquisition Services, Inc. (“Merger & Acquisition Services”), a leading advisory and financial services firm specializing in the insurance industry. Mr. Murgio also serves as a director of Investors Heritage Life Insurance Company and Hudson Life & Annuity Company. He earned a Bachelor of Arts from Union College in Schenectady, New York.

As previously disclosed, under the Third LLCA, the Class B Majority Shareholder is any person or group that, together with their respective affiliates, holds, beneficially or of record, (i) a majority of the outstanding Class B common shares and (ii) shares representing in the aggregate, at least twenty-five percent (25%) of the voting power of the Company’s outstanding voting shares. Fox Paine Capital Fund II International, L.P (the “Fox Paine Fund”) and Fox Mercury Investments LP (collectively with certain of its affiliates, the “FM Entities” and, together with the Fox Paine Fund and Fox Paine & Company, LLC, the “Fox Paine Entities”), are the sole Class B Majority Shareholder. Pursuant to Section 5.3 of the Third LLCA, the Class B Majority Shareholder is entitled, but is not obligated, to appoint certain directors of the Board (the “Designated Directors”).

Effective June 4, 2025, the Class B Majority Shareholder appointed Mr. Murgio to serve as a Designated Director for a term beginning on June 4, 2025, and continuing until December 31, 2025. Mr. Murgio is a party to an agreement with the Class B Majority Shareholder pursuant to which he became a director.

As noted above, Mr. Murgio serves as a Principal and the Chief Executive Officer of Merger & Acquisition Services. The Company has paid Merger & Acquisition Capital Services, LLC, an affiliate of Merger & Acquisition Services, approximately $400,000 since the beginning of the Company’s last fiscal year for certain advisory services provided to the Company in connection with its internal corporate reorganization.

As a director, Mr. Murgio will be subject to the Company’s Non-Employee Director Compensation Plan (“Director Compensation Plan”), which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2025 (“Proxy Statement”). As permitted under the Director Compensation Plan, the Chairperson of the Board has granted, and the Board has approved, an accommodation under the Director Compensation Plan, such that Mr. Murgio would not be subject to any obligation to repay “Gross-Up Amounts” (as described in the Proxy Statement) to the Company as a result of Mr. Murgio’s roles with Merger & Acquisition Services during his tenure on the Board and thereafter, notwithstanding that Merger & Acquisition Services has provided, and is expected to continue to provide from time to time, advisory services to other insurance industry participants, which may include competitors of the Company.

In connection with Mr. Murgio’s appointment to the Board, the Board has granted a waiver of the conflict of interest provisions of the Company’s Code of Business Conduct and Ethics to permit Mr. Murgio to continue in his roles with Merger & Acquisition Services during his tenure on the Board.

Item 7.01	Regulation FD Disclosure.

On June 9, 2025, the Company issued a news release with respect to the appointment of Mr. Murgio to the Board, a copy of which is furnished with this Current Report on Form 8-K (Current Report) as Exhibit 99.1 and incorporated into this Item 7.01 by reference. The information in this Item 7.01 of this Current Report (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial

Statements and Exhibits.

(d) Exhibits

99.1	News Release of Global Indemnity Group, LLC (Furnished solely for purposes of Item 7.01 of this Current Report on Form 8-K)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity Group, LLC

June 9, 2025	By:	/s/ Brian J. Riley
	Name:	Brian J. Riley
	Title:	Senior Vice President and Chief Financial Officer